NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

1,000,000 Warrants	April 12, 2006

AURIGA LABORATORIES, INC.

WARRANTS

Auriga Laboratories, Inc., a Delaware corporation (“Auriga”), certifies that, for value received, Trilogy Capital Partners, Inc. (“Trilogy”), or registered assigns (the “Holder”), is the owner of One Million (1,000,000) Warrants of Auriga (the “Warrants”). Each Warrant entitles the Holder to purchase from Auriga at any time prior to the Expiration Date (as defined below) one share of the common stock of Auriga (the “Common Stock”) for the Exercise Price (as defined in Section 1 of these Warrants), on the terms and conditions hereinafter provided. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment as provided in this Certificate. These Warrants were issued in connection with the certain Letter of Engagement dated April 12, 2006 between Auriga and Trilogy (the “LOE”).

1.   Exercise Price; Vesting; Expiration Date; Exercise

1.1  Exercise Price. The exercise price (the “Exercise Price”) shall be the lesser of $1.85 per share or the lowest price at which Auriga issues Common Stock for financing purposes after the date of the LOE and prior to the Vesting Date (as defined in Section 1.2 of this Certificate), subject to adjustment as provided in Section 2 of this Certificate.

1.2 Vesting. The Warrants shall vest and become exercisable as of the first to occur of the following (the “Vesting Date”): (a) the effectiveness of a registration statement filed by Auriga under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale of securities by Auriga; (b) the date any class of securities of Auriga is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (c) the closing of a merger or other reorganization in which the shareholders of Auriga receive, in exchange for their shares of capital stock of Auriga, capital stock of a Public Company (which merger may be with the Public Company or a subsidiary of the Public Company); or (d) the closing of a stock for stock exchange in which shareholders of Auriga holding at least 80% of the outstanding shares of Auriga exchange their shares of capital stock of Auriga for shares of capital stock of a Public Company representing not less than 50% of the outstanding common stock of the Public Company. A “Public Company” is a corporation that is subject to the periodic reporting requirements of Section 13 of the Exchange Act or Section 15(d) of the Securities Act (or voluntarily files such periodic reports). Auriga agrees that it will not consummate any transaction of the type described under subsection (c) above unless the surviving Public Company expressly agrees to issue its shares upon exercise of these Warrants as contemplated by Section 2 of these Warrants and assumes the obligations of Auriga under these Warrants, including the registration obligations under Section 9. Auriga agrees that it will not consummate (or participate in) any transaction of the type described under subsection (d) above unless the surviving Public Company concurrently issues substitute warrants in tax-free (to the Holder) exchange for these Warrants, which substitute warrants shall be for a number of shares and an exercise price comparable to that had the transaction been a merger of Auriga and the surviving Public Company or its subsidiary. Holder agrees that in the event of a transaction described in subsections (b) or (c), it will enter into a registration rights agreement with the surviving Public Company that provides to the Holder the same registration rights that are provided in Section 9 of this Certificate, in which event the registration rights under Section 9 of this Certificate shall terminate.

1.3 Expiration Date. The Warrants shall terminate on the later of the third annual anniversary of the Vesting Date (the “Expiration Date”) and March 31, 2010.

1.4 Manner of Exercise. The Warrants are exercisable by delivery to Auriga of the following (the “Exercise Documents”): (a) this Certificate; (b) a written notice of election to exercise the Warrants; and (c) payment of the Exercise Price in cash, by check or by “net” exercise as contemplated by Section 1.4 of this Certificate. Within five (5) business days following receipt of the foregoing, Auriga shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of shares of Common Stock purchased by the Holder, and (b) if less than all of the Warrants evidenced by this Certificate are exercised, a new certificate evidencing the Warrants not so exercised.

1.5 Net Exercise. In lieu of the payment methods set forth in Section 1.3 above, the Holder may elect to exchange all or some of the Warrant for the number of shares of Common Stock computed using the following formula:

X = Y (A-B)
A

Where X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock purchasable under the Warrants being exchanged (as adjusted to the date of such calculation).

A = the Market Price on the date of receipt by Auriga of the exercise documents.

B = the Exercise Price of the Warrants being exchanged (as adjusted in accordance with the terms of Section 2 hereof).

The “Market Price” on any trading day shall be deemed to be the last reported sale price of the Common Stock on such day, or, in the case no such reported sales take place on such day, the last reported sale price on the preceding trading day on which there was a last reported sales price, as officially reported by the principal securities exchange in which the shares of Common Stock are listed or admitted to trading or by the Nasdaq Stock Market, or if the Common Stock is not listed or admitted to trading on any national securities exchange or the Nasdaq Stock Market, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the National Association of Securities Dealers, Inc. (such as through the OTC Bulletin Board) or a similar organization or if Nasdaq is no longer reporting such information. If the Market Price cannot be determined pursuant to the sentence above, the Market Price shall be determined in good faith (using customary valuation methods) by the Board of Directors of Auriga based on the information best available to it, including recent arms-length sales of Common Stock to unaffiliated persons.

1.6 Warrant Exercise Limitation. Notwithstanding any other provision of this Agreement, if as of the date of exercise Auriga has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, Holder may not exercise Warrants under this Section 1 to the extent that immediately following such exercise Holder would beneficially own 5% or more of the outstanding Common Stock of Auriga. For this purpose, a representation of the Holder that following such exercise it would not beneficially own 5% or more of the outstanding Common Stock of Auriga shall be conclusive and binding upon Auriga. If these Warrants become exercisable for a voting security of a Public Company other than Auriga, references to (“Auriga”) in this Section 1.6 shall mean such Public Company.

2.   Adjustments of Exercise Price and Number and Kind of Conversion Shares

2.1 In the event that Auriga shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; or (c) combine its outstanding Common Stock into a smaller number of shares; then the number of shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

2.2 Following any capital reorganization, any reclassification of the Common Stock (other than recapitalization described in Section 2.1 above), or the consolidation or merger of Auriga, upon exercise of the Warrants the Holder shall be entitled to receive the securities or property (including cash) that the Holder would have received had the Holder exercised the Warrants immediately prior to such reorganization, reclassification, consolidation or merger, and in any such case appropriate adjustments shall be made in the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Agreement (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any securities or other property thereafter issuable upon exercise of the Warrants.

3.   Reservation of Shares. Auriga shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, Auriga shall promptly seek such corporate action as may necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.   Certificate as to Adjustments. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of these Warrants, the Chief Financial Officer of Auriga shall compute such adjustment in accordance with the terms of these Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. Auriga shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

5.   Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to Auriga of the ownership of and the loss, theft, destruction or mutilation of this Certificate, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of these Warrants, Auriga will execute and deliver in lieu thereof a new Certificate of like tenor as the lost, stolen, destroyed or mutilated Certificate.

6.   Representations and Warranties of Auriga. Auriga hereby represents and warrants to Holder that:

6.1 Due Authorization. All corporate action on the part of Auriga, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of Auriga under, these Warrants, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of these Warrants, has been duly taken. These Warrants constitute a valid and binding obligation of Auriga enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

6.2 Organization. Auriga is a corporation duly organized, validly existing and in good standing under the laws of the State referenced in the first paragraph of this Certificate and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

6.3 Valid Issuance of Stock. Any shares of Common Stock issued upon exercise of these Warrants will be duly and validly issued, fully paid and non-assessable.

6.4 Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of Auriga required in connection with the consummation of the transactions contemplated herein have been obtained.

7.   Representations and Warranties of Trilogy. Trilogy hereby represents and warrants to Auriga that:

7.1 Trilogy is acquiring the Warrants for its own account, for investment purposes only.

7.2 Trilogy understands that an investment in the Warrants involves a high degree of risk, and Trilogy has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment. Trilogy has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

7.3 Trilogy has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants and in protecting its own interest in connection with this transaction.

7.4 Trilogy understands that the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws. Trilogy is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrants may result in Trilogy being required to hold the Warrants for an indefinite period of time.

7.5 Trilogy agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrants except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to Auriga any Transfer of the Warrants by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, Auriga may require the contemplated transferee to furnish Auriga with an investment letter setting forth such information and agreements as may be reasonably requested by Auriga to ensure compliance by such transferee with the Securities Act.

8.   Notices of Record Date

In the event:

8.1 Auriga shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of these Warrants), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

8.2 of any consolidation or merger of Auriga with or into another corporation, any capital reorganization of Auriga, any reclassification of the capital stock of Auriga, or any conveyance of all or substantially all of the assets of Auriga to another corporation in which holders of Auriga’s stock are to receive stock, securities or property of another corporation; or

8.3 of any voluntary dissolution, liquidation or winding-up of Auriga; or

8.4 of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, Auriga will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of these Warrants), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Auriga shall use all reasonable efforts to ensure such notice shall be delivered at least 15 days prior to the date therein specified.

9.    Registration Rights.

9.1 Definitions. For purposes of this Section 9, the following terms shall have the meanings set forth below:

9.1.1   A “Blackout Event” shall mean any of the following: (a) the possession by Auriga of material information that is not ripe for disclosure in a registration statement or prospectus, as determined reasonably and in good faith by the Chief Executive Officer or the Board of Directors of Auriga or that disclosure of such information in the Registration Statement or the prospectus constituting a part thereof would be materially detrimental to the business and affairs of Auriga; or (b) any material engagement or activity by Auriga which would, in the reasonable and good faith determination of the Chief Executive Officer or the Board of Directors of Auriga, be materially adversely affected by disclosure in a registration statement or prospectus at such time.

9.1.2   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

9.1.3   “Included Shares” shall mean any Registrable Shares included in a Registration.

9.1.4   “Registrable Shares” shall mean the shares of Common Stock (or such stock or securities as at the time are receivable upon the exercise of these Warrants) issuable upon exercise of the Warrants and any other warrants and or other securities issued to Trilogy in connection with performing investor relations services for Auriga, and shares or securities issued as a result of a stock split, stock dividend or reclassification of such shares.

9.1.5   “Registration” shall mean a registration of securities under the Securities Act pursuant to Section 9.2 or 9.3 of this Agreement.

9.1.6   “Registration Period” shall mean with respect to any Registration Statement the period commencing the effective date of the Registration Statement and ending upon withdrawal or termination of the Registration Statement.

9.1.7   “Registration Statement” shall mean the registration statement, as amended from time to time, filed with the SEC in connection with a Registration.

9.1.8   “SEC” shall mean the Securities and Exchange Commission.

9.2  Demand Registration. Within 30 days of the request of the Holder at any time after six months following the Vesting Date, Auriga shall promptly prepare and file with the SEC a Registration Statement for the purpose of registering the sale of the Registrable Shares under the Securities Act, and shall use its commercially reasonable efforts to cause the Registration Statement to become effective within 90 days of the date of filing. Once effective, Auriga shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earliest date on which (a) all the Included Shares have been disposed of pursuant to the Registration Statement, or (b) all of the Included Shares then held by Holder may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise. Notwithstanding the above, Auriga shall not be required to effect a registration pursuant to this Section 9.2 if Auriga furnishes to Holder a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, in connection with a proposed acquisition, merger or similar transaction by the Company (an “Acquisition”), it would be seriously detrimental to Auriga and its stockholders for such registration statement to be effected at such time, in which event Auriga shall have the right to defer such filing for a period of up to 90 days in connection with such Acquisition.

9.3  Piggyback Registration. If Auriga shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction), Auriga will give written notice thereof to Holder and will include in such Registration Statement any of the Registrable Shares which Holder may request be included (“Included Shares”) by a writing delivered to Auriga within 15 days after the notice given by Auriga to Holder; provided, however, that if the offering is to be firmly underwritten, and the representative of the underwriters of the offering advises Auriga in writing not to include in the offering all of the shares of Common Stock requested by Auriga and others, the shares to be included shall be allocated first to Auriga and any shareholder who initiated such Registration and then among the others based on the respective number of shares of Common Stock held by such persons. If Auriga decides not to, and does not, file a Registration Statement with respect to such Registration, or after filing determines to withdraw the same before the effective date thereof, Auriga will promptly so inform Holder, and Auriga will not be obligated to complete the registration of the Included Shares included therein.

9.4  Certain Covenants. In connection with any Registration in which Holder includes Registrable Shares:

9.4.1   Auriga shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), Auriga shall promptly notify Holder, and, subject to the provisions of Section 9.5, as soon as reasonably practicable prepare (but, subject to Section 9.5, in no event more than five business days in the case of a supplement or seven business days in the case of a post-effective amendment) and file with the SEC a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that, as thereafter delivered to a purchaser of Shares from Holder, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

9.4.2   At least two business days prior to the filing with the SEC of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), Auriga shall provide draft copies thereof to Holder (if such Holder might be deemed to be an underwriter or a controlling person of Auriga) and shall consider incorporating into such documents such comments as such Holder (and its counsel) may propose to be incorporated therein. Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to such Holder, need be delivered in draft form to such Holder.

9.4.3   Auriga shall promptly notify Holder upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (a) the receipt of any request for additional information from the SEC or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (c) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

9.4.4   Auriga shall furnish to Holder with respect to the Included Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Included Shares by Holder pursuant to the Registration Statement.

9.4.5   In connection with any registration pursuant to Section 9.2, Auriga shall file or cause to be filed such documents as are required to be filed by Auriga for normal Blue Sky clearance in states specified in writing by Holder; provided, however, that Auriga shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

9.4.6   Auriga shall bear and pay all expenses (other than underwriting discounts, brokerage fees and commissions and fees and expenses of more than one law firm) incurred by it in connection with the registration of the Registrable Shares pursuant to the Registration Statement. Auriga will also bear and pay the reasonable fees and disbursements of one counsel to Holder in connection with the registration of such Shares.

9.4.7   Auriga shall require each legal opinion and accountant’s “cold comfort” letter in connection with the Registration, if any, to be rendered to Holder as well as Auriga and/or its Board of Directors.

9.4.8   As a condition to including Registrable Shares in a Registration Statement, Holder must provide to Auriga such information regarding itself, the Registrable Shares held by it and the intended method of distribution of such Shares as shall be required to effect the registration of the Registrable Shares and, if the offering is being underwritten, Holder must provide such powers of attorney, indemnities and other documents as may be reasonably requested by the managing underwriter.

9.4.9   Following the effectiveness of the Registration Statement, upon receipt from Auriga of a notice that the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, Holder will immediately discontinue disposition of Included Shares pursuant to the Registration Statement until Auriga notifies Holder that it may resume sales of Included Shares and, if necessary, provides to Holder copies of the supplemental or amended prospectus.

9.5  Blackout Event. Auriga shall not be obligated to file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event; provided, however, that no Blackout Event may be deemed to exist for more than 60 days. Without the express written consent of Holder, if required to permit the continued sale of Shares by Holder, a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof must be filed no later than the 61st day following commencement of a Blackout Event.

9.6  Rule 144. With a view to making available to Holder the benefits of Rule 144, if Auriga becomes a Public Company, Auriga agrees, until such time as Holder can sell all remaining Registrable Shares within any three month period under the provisions Rule 144, to:

9.6.1.1   comply with the provisions of paragraph (c)(1) of Rule 144; and

9.6.1.2   file with the SEC in a timely manner all reports and other documents required to be filed by Auriga pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of a Purchaser, make available other information as required by, and so long as necessary to permit sales of its Shares pursuant to, Rule 144.

9.7  Auriga Indemnification. Auriga agrees to indemnify and hold harmless Holder, and its officers, directors and agents (including broker or underwriter selling Included Shares for Holder), and each person, if any, who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (a) any violation or alleged violation by Auriga of the Securities Act, Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws, (b) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Included Shares (as amended or supplemented if Auriga shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or (c) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to Auriga by Holder or on Holder’s behalf expressly for use therein.

9.8  Holder Indemnification. Holder agrees to indemnify and hold harmless Auriga, its officers, directors and agents and each person, if any, who controls Auriga within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Auriga to Holder, but only with respect to information furnished in writing by Holder or on Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus.

9.9  Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (and only to the extent that) that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties (including in the case of Holder, all of its officers, directors and controlling persons) and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, the Indemnified Parties shall designate such firm in writing to the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

9.10 Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under this Section 9 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where a party would not have been liable for indemnification under this Section 9 and (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

9.11 Participation in Underwritten Registrations. Holder may not participate in any firmly underwritten Registration unless Holder (a) agrees to sell his, her or its Registrable Shares on the basis provided in any underwriting arrangements approved by Holder and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of those underwriting arrangements; provided that no Holder included in any underwritten registration will be required to make any representations or warranties to Auriga or the underwriters other than representations and warranties regarding that Holder and his or its intended method of distribution.

9.12 Investor Acts. In order to include Registrable Shares in any Registration Statement, Holder must timely provide to Auriga, at its request, such information and materials as it may reasonably request in order to effect the Registration of the Registrable Shares.

9.13 Termination of Registration Rights. Holder shall not be entitled to exercise any right provided for in this Section 9 after the earlier of (a) seven years following the issuance of these Warrants, or (b) such time as Holder’s Registrable Shares may be sold in any three-month period without registration in compliance with Rule 144 under the Securities Act.

9.14 Delay of Registration. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 9.

10.   Lock-up Provision. In connection with a firmly underwritten initial public offering by Auriga, upon request of the managing underwriter, Holder agrees to execute a customary “lock-up” agreement restricting Holder’s transfers of securities of Auriga if all directors, executive officers and 10% shareholders execute such a lock-up agreement on terms no more favorable than those applicable to Holder, and Auriga and the managing underwriter agree not to waive compliance with the lock-up provisions by any director, executive officer or 10% shareholder without waiving compliance with such provisions by Holder.

11.   No Short Sales. Other than the sale of shares issuable upon exercise of these Warrants, Trilogy shall not, and shall cause its officers, directors, agents, affiliates, and any person who is an immediate family member of or who controls or is controlled by any of the foregoing (collectively, the “Trilogy Related Parties”) to not offer or contract to sell, sell short, grant an option to buy, or otherwise dispose of common stock or other capital stock or any other securities convertible, exchangeable or exercisable for common stock or derivative of common stock of Auriga while the Trilogy Related Parties hold any of these Warrants. Trilogy shall be responsible for any breach of the foregoing covenant by any Trilogy Related Party.

12.   Nontransferability. Trilogy may not sell or transfer any Warrants to any person other than a director, officer, employee, manager or affiliate of Trilogy (or a person controlled by one or more directors, officers, employees, managers or affiliates of Trilogy) or to a person or entity that assists Trilogy in providing services to Auriga pursuant to the Letter of Engagement dated April 12, 2006 as the same may be amended from time to time, without the consent of Auriga.

13.   Severability. If any term, provision, covenant or restriction of these Warrants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of these Warrants shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

14.   Notices. All notices, requests, consents and other communications required hereunder shall be in writing and shall be effective when delivered or, if delivered by registered or certified mail, postage prepaid, return receipt requested, shall be effective on the third day following deposit in United States mail: to the Holder, at Trilogy Capital Partners, Inc., 11726 San Vicente Boulevard, Suite 235, Los Angeles, CA 90049; and if addressed to Auriga, at Auriga Laboratories, Inc., 5555 Triangle Parkway, Suite 300, Norcross, GA 30092, or such other address as Holder or Auriga may designate in writing.

15.   No Rights as Shareholder. The Holder shall have no rights as a shareholder of Auriga with respect to the shares issuable upon exercise of the Warrants until the receipt by Auriga of all of the Exercise Documents.

AURIGA LABORATORIES, INC.

By:  /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

EXHIBIT “A”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrants)

To:           Auriga Laboratories, Inc.

The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of Auriga Laboratories, Inc. (“Auriga”), pursuant to the terms of the enclosed warrant certificate (the “Certificate”). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Certificate.

The undersigned hereby represents and warrants to, and agrees with, Auriga as follows:

1.           Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

2.           Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

3.           Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

4.           Holder understands that the Warrant Shares have not been registered under the Securities Act or under any state securities laws. Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

5.           Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to Auriga any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, Auriga may require the contemplated transferee to furnish Auriga with an investment letter setting forth such information and agreements as may be reasonably requested by Auriga to ensure compliance by such transferee with the Securities Act.

Each certificate evidencing the Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

6.           Immediately following this exercise of Warrants, if as of the date of exercise Auriga has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, the undersigned will not beneficially own five percent (5%) or more of the then outstanding Common Stock of Auriga (based on the number of shares outstanding set forth in the most recent periodic report filed by Auriga with the Securities and Exchange Commission and any additional shares which have been issued since that date of which Holder is aware have been issued).

Number of Warrants Exercised: ______________

Net Exercise ____ Yes ___ No

Dated: ____________________

_____________________________